QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

Index to financial statements

Page
Mac-Gray Corporation
Unaudited consolidated financial statements
Condensed Consolidated Balance Sheets at December 31, 2004 and March 31, 2005	F-2
Condensed Consolidated Income Statements for the Three Months Ended March 31, 2004 and 2005	F-3
Condensed Consolidated Statement of Stockholders' Equity for the Three Months Ended March 31, 2005	F-4
Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2004 and 2005	F-5
Notes to Condensed Consolidated Financial Statements	F-6

MAC-GRAY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	December 31, 2004	March 31, 2005
		(unaudited)

Assets
Current assets:
Cash and cash equivalents	$6,491	$11,858
Trade receivables, net of allowance for doubtful accounts	8,437	5,714
Inventory of finished goods	5,099	7,868
Prepaid expenses, facilities management rent and other current assets	10,242	10,207

Total current assets	30,269	35,647
Property, plant and equipment, net	89,776	116,564
Goodwill	37,941	37,941
Intangible assets, net	33,950	114,034
Prepaid expenses, facilities management rent and other assets	10,394	11,218

Total assets	$202,330	$315,404

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$6,103	$15,148
Trade accounts payable and accrued expenses	15,415	16,449
Accrued facilities management rent	10,685	13,848
Deferred revenues and deposits	803	473

Total current liabilities	33,006	45,918
Long-term debt and capital lease obligations	67,225	164,622
Deferred income taxes	25,464	25,729
Other liabilities	699	673
Commitments and contingencies (Note 6)	—	—
Stockholders' equity:
Preferred stock of Mac-Gray Corporation ($.01 par value, 5 million shares authorized, no shares outstanding)	—	—
Common stock of Mac-Gray Corporation ($.01 par value, 30 million shares authorized, 13,443,754 issued and 12,782,089 outstanding at December 31, 2004, and 13,443,754 issued and 12,830,454 outstanding at March 31, 2005)	134	134
Additional paid in capital	68,568	68,568
Accumulated other comprehensive income	822	1,442
Retained earnings	13,283	14,686

	82,807	84,830
Less: common stock in treasury, at cost (661,665 shares at December 31, 2004 and 613,300 shares at March 31, 2005)	(6,871)	(6,368)

Total stockholders' equity	75,936	78,462

Total liabilities and stockholders' equity	$202,330	$315,404

The accompanying notes are an integral part of these condensed consolidated financial statements.

MAC-GRAY CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(In thousands, except per share data)

	Three months ended March 31,
	2004	2005

Revenue:
Facilities management revenue	$35,070	$53,511
Sales	8,211	8,572
Other	279	290

Total revenue	43,560	62,373

Cost of revenue:
Cost of facilities management revenue	23,535	35,058
Depreciation and amortization	4,963	7,745
Cost of product sold	5,950	6,449

Total cost of revenue	34,448	49,252

Gross margin	9,112	13,121

Operating expenses:
Selling, general and administration expenses	5,869	7,707
Loss on early extinguishment of debt	183	207
Gain on sale of assets	(1,233)	(24)

Total operating expenses	4,819	7,890

Income from operations	4,293	5,231
Interest and other expense, net	1,067	2,272

Income before provision for income taxes	3,226	2,959
Provision for income taxes	1,387	1,257

Net income	$1,839	$1,702

Net income per common share — basic	$0.15	$0.13

Net income per common share — diluted	$0.14	$0.13

Weighted average common shares outstanding — basic	12,607	12,809

Weighted average common shares outstanding — diluted	13,017	13,163

The accompanying notes are an integral part of these condensed consolidated financial statements.

MAC-GRAY CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (Unaudited)
(In thousands, except share data)

	Common Stock						Treasury Stock
			Additional Paid In Capital	Accumulated Other Comprehensive Income
	Number of shares	Value			Comprehensive Income	Retained Earnings	Number of shares	Cost	Total

Balance, December 31, 2004	13,443,754	$134	$68,568	$822		$13,283	661,665	$(6,871)	$75,936
Net income	—	—	—	—	$—	1,702	—	—	$1,702
Other comprehensive income:
Unrealized gain on derivative instruments and reclassification adjustment, net of tax of $413 (Note 4)	—	—	—	620	620	—	—	—	620

Comprehensive income	—	—	—	—	$620	—	—	—	—

Options exercised	—	—	—	—		(226)	(32,800)	341	$115
Stock issuance — Employee Stock Purchase Plan	—	—	—	—		(70)	(14,355)	149	$79
Stock granted to directors	—	—	—	—		(3)	(1,210)	13	$10

Balance, March 31, 2005	13,443,754	$134	$68,568	$1,442		$14,686	613,300	$(6,368)	$78,462

The accompanying notes are an integral part of these condensed consolidated financial statements.

MAC-GRAY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands, except share data)

	Three months ended March 31,
	2004	2005

Cash flows from operating activities:
Net income	$1,839	$1,702
Adjustments to reconcile net income to net cash flows provided by operating activities, net of effects of acquisition:
Depreciation and amortization	5,226	8,057
Loss on early extinguishment of debt	183	207
Increase (decrease) in allowance for doubtful accounts and lease reserves	63	(20)
Gain on sale of assets	(1,233)	(24)
Director stock grants	7	10
Non-cash interest expense	369	196
Deferred income taxes	1,233	272
Decrease in accounts receivable	2,206	2,743
Increase in inventory	(508)	(1,770)
Increase in prepaid expenses, facilities rent management and other assets	(424)	(900)
Increase in accounts payable, accrued facilities management rent and accrued expenses	3,830	2,317
Decrease in deferred revenues and customer deposits	(216)	(330)

Net cash flows provided by operating activities	12,575	12,460

Cash flows from investing activities:
Capital expenditures	(3,814)	(5,651)
Payments for acquisitions, net of cash acquired	(40,481)	(106,186)
Proceeds from sale of assets	2,013	33

Net cash flows used in investing activities	(42,282)	(111,804)

Cash flows from financing activities:
(Payments) borrowings on long-term debt and capital lease obligations	(352)	5,502
Borrowings on 2005 term credit facility	—	80,000
Payments on 2005 term credit facility	—	(2,000)
Borrowings on 2003 term credit facility and mortgage note payable	22,071	—
Payments on 2003 term credit facility and mortgage note payable	(1,250)	(30,040)
Borrowings on revolving credit facility, net	10,746	52,384
Financing costs	(297)	(1,329)
Proceeds from issuance of common stock	42	79
Proceeds from exercise of stock options	156	115

Net cash flows provided by financing activities	31,116	104,711

Increase in cash and cash equivalents	1,409	5,367
Cash and cash equivalents, beginning of period	5,296	6,491

Cash and cash equivalents, end of period	$6,705	$11,858

Supplemental disclosure of non-cash investing and financing activities: During the three months ended March 31, 2004 and 2005, the Company acquired various vehicles under capital lease agreements totaling $825 and $570, respectively.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Mac-Gray Corporation
Notes to Condensed Consolidated Financial Statements (unaudited)
(In thousands, except per share data)

1.     Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial reporting and the instructions to Form 10-Q and rule 10-01 of Regulation S-X. The unaudited interim condensed consolidated financial statements do not include all information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of the management of Mac-Gray Corporation (the "Company" or "Mac-Gray"), the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal, recurring adjustments), which are necessary to present fairly the Company's financial position, the results of its operations, and its cash flows. These unaudited condensed consolidated financial statements should be read in conjunction with the Company's 2004 audited consolidated financial statements filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the year ended December 31, 2004. The results for interim periods are not necessarily indicative of the results to be expected for the full year.

The Company generates the majority of its revenue from card or coin-operated laundry equipment located in 40 states throughout the United States, as well as the District of Columbia. A portion of its revenue is also derived from the sale of the Company's MicroFridge® product lines. The Company's principal customer base is the multi-housing market, which consists of apartments, condominium units, colleges and universities, military bases, hotels and motels. The Company also sells, services and leases commercial laundry equipment to commercial laundromats and institutions. The majority of the Company's purchases of laundry equipment are from one supplier. The Company also derives a small portion of its revenue from card/coin-operated reprographic equipment.

2.     Acquisitions

On January 10, 2005, the Company acquired the laundry facilities management assets of Web Service Company, Inc., or "Web", in several western and southern states. On January 16, 2004, the Company acquired Web's laundry facilities management assets in the eastern United States. Also on January 16, 2004, the Company sold certain of its laundry facilities management assets for approximately $2,000 to Web. In accordance with SFAS No. 141, "Business Combinations", the disposal of assets and related contracts was recognized at fair value, the difference between the fair value and the Company's cost recognized as a gain and the fair value of the assets transferred to the seller is included in the acquisition costs. This sale resulted in a gain of approximately $1,218. The acquisitions have been reflected in the accompanying condensed consolidated financial statements from the date of the acquisitions, and have been accounted for as purchase business combinations in accordance with SFAS No. 141. The total purchase price of these acquisitions have been allocated to the acquired assets and liabilities based on estimates of their related fair value. The Company engaged an independent business appraisal firm to estimate the fair value of the assets acquired in each acquisition and to advise the Company on the proper allocation of the purchase price. For each acquisition a twenty-year amortization period has been assigned to the acquired contract rights and a five-year depreciation period has been assigned to the acquired used laundry equipment. The amount allocated to the trade name will not be amortized as the Company believes it will use the name indefinitely. These acquisitions help fulfill the Company's strategic objective of increasing laundry equipment density in the eastern region of the United States and also address the Company's growth objectives by penetrating new geographic markets. In addition, these acquisitions expand the Company's leading position in the academic marketplace and creates other opportunities for economies of scale.

The total purchase price of each of these acquisitions, including assumed liabilities of $489 and $4,280, respectively, was allocated as follows:

	Acquisition Date
	January 16, 2004	January 10, 2005

Facilities Management Contract Rights	$28,060	$68,580
Equipment	12,027	25,099
Trade Name	—	12,650
Inventory	804	999
Accrued Uncollected Cash	941	3,900
Furniture & Fixtures	30	1,452
Non-Compete Agreement	49	—

Total Purchase Price	$41,911	$112,680

The following unaudited pro forma operating results of the Company assume the January 2005 acquisition took place on January 1, 2004. Such information includes adjustments to reflect additional depreciation, amortization and interest expense, and is not necessarily indicative of what the results of operations would have been or the results of operations in future periods.

Three Months Ended March 31, 2004

Net revenue	$61,233
Net income	450
Net income per share:
Basic	$0.04
Diluted	$0.03

3.     Long Term Debt

Concurrent with the January 10, 2005 acquisition, the Company entered into a new Senior Secured Credit Facility ("2005 Credit Facility"). This transaction retired both the June 2003 Revolving Line of Credit and the June 2003 Senior Secured Term Loan Facility, which had been amended in January 2004 (the "January 2004 amendment"). The 2005 Credit Facility provides for borrowings up to $200,000, consisting of a $120,000 Revolving Line of Credit ("2005 Revolver") and an $80,000 Senior Secured Term Loan Facility ("2005 Term Loan"). Both portions of the 2005 Credit Facility mature on January 10, 2010. The 2005 Credit Facility is collateralized by a blanket lien on the assets of the Company and each of its subsidiaries, except for its corporate headquarters, as well as a pledge by the Company of all the capital stock of its subsidiaries. The 2005 Term Loan requires quarterly payments of $2,000 during 2005, $3,000 during 2006, $4,000 during 2007, $5,000 during 2008, and $6,000 for the first three quarters of 2009 and a final payment of $6,000 on January 10, 2010. In addition to the scheduled quarterly payments, the Company is required to pay an amount equal to 50% of Excess Cash Flow, as defined, for each fiscal year, commencing with the fiscal year ended December 31, 2005, if the Funded Debt Ratio (as defined) is greater than or equal to 1.50 to 1.00. This payment is first used to reduce the 2005 Term Loan with any remaining amounts used to reduce the revolving line of credit.

Outstanding indebtedness under the 2005 Credit Facility, which totals $167,367 at March 31, 2005, bears interest, at the Company's option, at a rate equal to the prime rate plus 1.25%, or LIBOR plus 2.25%. The applicable prime rate and LIBOR margin may be adjusted quarterly based on certain financial ratios. The average interest rate at December 31, 2004 and March 31, 2005 was 4.5% and 5.0%, respectively.

The 2005 Credit Facility contains a commitment fee which is calculated as a percentage of the average daily-unused portion of the 2005 Credit Facility. This percentage, currently 0.0375%, may be adjusted quarterly based on the Funded Debt Ratio.

The 2005 Credit Facility includes certain financial and operational covenants, including restrictions on paying dividends and other distributions, making certain acquisitions and incurring indebtedness, and requires that the Company maintain certain financial ratios. The most important of these financial ratios are for the Company to maintain a leverage ratio equal to or less than 3.75 to 1.00 and a coverage ratio of greater than equal to or greater than 1.00 to 1.00. All covenants are measured quarterly. The Company was in compliance with all financial covenants at March 31, 2005.

Concurrent with the January 2004 amendment and the January 2005 Senior Secured Credit Facility, the Company expensed approximately $183 and $207 in deferred financing costs in the periods ended March 31, 2004 and 2005, respectively.

On March 4, 2004, the Company obtained a $4,000 mortgage loan on its corporate headquarters in Cambridge, Massachusetts. The loan bears interest at a rate of LIBOR plus 1.50%, has a twenty-five year amortization, which includes quarterly payments of $40 plus interest, and has a balloon payment of $3,280 due upon its maturity on December 31, 2008. As of March 31, 2005, there was $3,840 outstanding under the mortgage loan and the interest rate was 5.56%.

Long-term debt also includes capital lease obligations totaling $2,465 at December 31, 2004 and $2,763 at March 31, 2005.

Long-term debt also includes two notes payable associated with the January 2005 acquisition, which total $5,800 at March 31, 2005. Of this amount, $3,700 is due in a lump sum in October 2005 while the $2,100 is payable in monthly installments of principal and interest of $100 and a balloon payment of the balance in May 2006.

Required payments under the Company's long-term debt and capital lease obligations are as follows:

2005 (nine months)	$11,639
2006	14,488
2007	16,865
2008	23,670
2009	18,012
2010	95,096

$179,770

4.     Derivative Instruments

The Company has entered into standard International Swaps and Derivatives Association ("ISDA") interest rate swap agreements (the "Swap Agreements") to manage the interest rate risk associated with its debt. The Company has designated its interest rate swap agreements as cash flow hedges. The table below outlines the details of each swap agreement:

Date of Origin	Original Notional Amount	Fixed/ Amortizing	Notional Amount March 31, 2005	Expiration Date	Fixed Rate

Jun 24, 2003	$20,000	Fixed	$20,000	Jun 30, 2008	2.69%
Jun 24, 2003	$20,000	Amortizing	$15,005	Jun 30, 2008	2.34%
Feb 17, 2004	$21,600	Fixed	$21,600	Feb 17, 2007	2.58%
Mar 8, 2004	$4,000	Amortizing	$3,840	Dec 31, 2008	3.09%

In accordance with the Swap Agreements and on a quarterly basis, interest expense is calculated based on the floating 90-day LIBOR and the fixed rate. If interest expense as calculated is greater based on the 90-day LIBOR, the financial institution pays the difference to the Company; if interest expense as calculated is greater based on the fixed rate, the Company pays the difference to the financial institution. Depending on fluctuations in the LIBOR, the Company's interest rate exposure and its related impact on interest expense and net cash flow may increase or decrease. The Company is exposed to credit loss in the event of non-performance by the counter party to the swap agreement; however, nonperformance is not anticipated.

The fair value of the Swap Agreements is the estimated amount that the Company would receive or pay to terminate the agreement at the reporting date, taking into account current interest rates and the credit worthiness of the counter party. At December 31, 2004 and March 31, 2005, the fair value of the Swap Agreements, net of related taxes, were unrealized gains of $940 and $1,442, respectively. These amounts have been included in other assets on the condensed consolidated balance sheet.

On June 24, 2003, the Company terminated its two $20,000 interest rate swap agreements, which had been in effect since February 2000 and January 2002, respectively. The January 2002 interest rate swap agreement was due to expire in February 2004 while the February 2000 interest rate swap agreement was due to expire in February 2005. The Company paid $3,037 to terminate both the February 2000 and January 2002 swap agreements. As the timing of the forecasted future interest payments did not significantly change as a result of the new credit facility, the accumulated other comprehensive losses related to the terminated interest rate swap agreements are reclassified against current period earnings in the same period the forecasted interest payments occur. Upon termination, there was $1,419, net of taxes of $946, included in accumulated other comprehensive loss. The $88 associated with the January 2002 interest rate swap agreement was reclassified as an earnings charge through February 2004 and the $1,331 associated with the February 2000 interest rate swap agreement was reclassified as an earnings charge through February 2005.

The changes in accumulated other comprehensive (loss) income relate entirely to the Company's interest rate swap agreements. The components of other comprehensive income are as follows:

	For the three months ended
	March 31, 2004	March 31, 2005

Unrealized (loss) gain on derivative instruments	$(947)	$837
Reclassification adjustment	369	196

Total other comprehensive income before income taxes	(578)	1,033
Income tax benefit (expense)	231	(413)

Total other comprehensive (loss) income	$(347)	$620

5.     Goodwill and Intangible Assets

Goodwill, which will not be further amortized, and intangible assets to be amortized consist of the following:

	As of December 31, 2004
	Cost	Accumulated Amortization	Net Book Value

Goodwill:
Facilities management	$37,718		$37,718
Product Sales	223		223

	$37,941		$37,941

Intangible assets:
Facilities management:
Non-compete agreements	$4,580	$4,018	$562
Contract rights	38,807	6,661	32,146
Product sales:
Customer lists	1,451	637	814
Deferred financing costs	1,029	601	428

	$45,867	$11,917	$33,950

	As of March 31, 2005
	Cost	Accumulated Amortization	Net Book Value

Goodwill:
Facilities management	$37,718		$37,718
Product sales	223		223

	$37,941		$37,941

Intangible assets:
Facilities management:
Trade Name	$12,650		$12,650
Non-compete agreements	4,580	$4,037	$543
Contract rights	106,672	8,053	98,619
Product sales:
Customer lists	1,451	661	790
Deferred financing costs	2,358	926	1,432

	$127,711	$13,677	$114,034

Estimated future amortization expense of intangible assets consists of the following:

2005 (nine months)	$4,468
2006	5,949
2007	5,876
2008	5,864
2009	5,838
Thereafter	73,389

$101,384

Amortization expense of intangible assets for the three months ended March 31, 2004 and 2005 was $626 and $1,554, respectively.

6.     Commitments and Contingencies

The Company is involved in various litigation proceedings arising in the normal course of business. In the opinion of management, the Company's ultimate liability, if any, under pending litigation would not materially affect its financial condition or the results of its operations.

7.     New Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 151, "Inventory Costs, an Amendment of ARB No. 43 Chapter 4" ("SFAS 151"). SFAS 151 is applicable for inventory costs incurred during fiscal years beginning after June 15, 2005. SFAS 151 requires that items such as idle facility expense, excessive spoilage, double freight and rehandling be recognized as current-period charges rather than being included in inventory regardless of whether the costs meet the criterion of abnormal as defined in ARB 43. The Company is currently completing its evaluation of the adoption of SFAS 151 and the impact, if any, that this statement will have on its results of operations.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Share Based Payment" ("SFAS 123R"). SFAS 123R is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation," supersedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and amends SFAS No. 95 "Statement of Cash Flows." SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. SFAS 123R is effective for fiscal years beginning after June 15, 2005, or for the Company, January 1, 2006. In March 2005, the U.S. Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin No. 107, "Share-Based Payments" ("SAB 107"). SAB 107 expresses views of the SEC regarding the interaction between SFAS and certain SEC rules and regulations and provides the SEC's views regarding the valuation of share-based compensation for public companies. The Company is currently completing its evaluation of the adoption of SFAS 123R and the impact that this statement will have on its results of operations. The Company will apply the principles of SAB 107 in conjunction with its adoption of SFAS 123R.

In March 2005, the FASB issued FASB Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations." FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS No. 143, "Accounting for Assets Retirements Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and or method of settlement are conditional on a future event that may or may not be within the control of the entity. Furthermore, the uncertainty about the timing and or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 clarifies that an entity is required to recognize the liability for the fair value of a conditional asset when incurred if the liability's fair value can be reasonably estimated. The Company is studying FIN 47 and has not determined what effect, if any, FIN 47 will have on the Company's results of operations, financial condition or cash flows. The Company will implement FIN 47 effective January 1, 2006.

8.     Earnings Per Share

A reconciliation of the weighted average number of common shares outstanding is as follows:

	For the Three Months Ended March 31, 2004
	Income (Numerator)	Shares (Denominator)	Per-Share Amount

Net income available to common stockholders — basic	$1,839	12,607	$0.15

Effect of dilutive securities:
Stock options		410

Net income available to common stockholders — diluted	$1,839	13,017	$0.14

	For the Three Months Ended March 31, 2005
	Income (Numerator)	Shares (Denominator)	Per-Share Amount

Net income available to common stockholders — basic	$1,702	12,809	$0.13

Effect of dilutive securities:
Stock options		354

Net income available to common stockholders — diluted	$1,702	13,163	$0.13

There were 102 and 52 shares under option plans that were excluded from the computation of diluted earnings per share at March 31, 2004 and 2005 due to their anti-dilutive effects.

9.     Segment Information

The Company operates four business units which are based on the Company's different product and service categories: Laundry Facilities Management, Laundry Equipment Sales, MicroFridge® and Reprographics. These four business units have been aggregated into two reportable segments ("Facilities Management" and "Product Sales"). The reprographics business unit is included in the Facilities Management segment as its revenue and related direct expenses are immaterial for business segment reporting purposes. The Facilities Management segment provides coin and card-operated laundry equipment to multiple housing facilities such as apartment buildings, colleges and universities and public housing complexes. It also provides coin and card-operated reprographics equipment to academic and public libraries through its reprographics business unit. The Product Sales segment includes two business units:

MicroFridge® and Laundry Equipment Sales. The MicroFridge® business unit sells its own patented and proprietary line of refrigerator/freezer/microwave oven combinations to a customer base which includes colleges and universities, government, hotel, motel and assisted living facilities. The Laundry Equipment Sales unit operates as a distributor of and provides service to commercial laundry equipment in public laundromats, as well as institutional purchasers, including hospitals, hotels and the United States government for use in their own on-premise laundry facilities.

Prior to January 2005, the Company operated the same four business units but they were aggregated into different reportable segments ("Laundry and Reprographics" and "MicroFridge®"). The Laundry and Reprographics segment included the Laundry Facilities Management, Laundry Equipment Sales and Reprographics Facilities Management business units while the MicroFridge® segment included only MicroFridge® sales, which included laundry equipment sales to the United States military.

In January 2005, the Company restructured portions of its sales organization and the corresponding internal financial reporting of its business segments to improve the sales and marketing efforts associated with the sales of equipment and appliances.

There are no intersegment revenues.

The tables below present information about the operations of the reportable segments of Mac-Gray for the three months ended March 31, 2004 and 2005. The information presented represents the key financial metrics that are utilized by the Company's senior management in assessing the performance of each of the Company's reportable segments. For comparative purposes the Company has reclassified sales of laundry equipment to be included in the Product Sales segment for the three months ended March 31, 2004.

	For the three months ended March 31,
	2004	2005

Revenue:
Facilities Management	$35,084	$53,511
Product Sales	8,476	8,862

Total	43,560	62,373
Gross margin:
Facilities Management	6,572	10,708
Product Sales	2,540	2,413

Total	9,112	13,121
Selling, general and administration expenses	5,869	7,707
Loss on early extinguishment of debt	183	207
Gain on sale of assets	(1,233)	(24)
Interest and other expenses, net	1,067	2,272

Income before provision for income taxes	$3,226	$2,959

	December 31, 2004	March 31, 2005

Assets
Facilities Management	$165,481	$275,897
Product Sales	26,045	24,973

Total for reportable segments	191,526	300,870
Corporate (1)	8,019	11,834
Deferred income taxes	2,785	2,700

Total assets	$202,330	$315,404

(1)
Principally cash and cash equivalents, prepaid expenses and property, plant & equipment.

10.  Stock Compensation

The Company's stock option plans are accounted for at intrinsic value in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). The Company uses the disclosure requirements of Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under APB No. 25, the Company does not recognize compensation expense on stock options granted to employees, because the exercise price of each option is equal to the market price of the underlying stock on the date of the grant.

If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS 123, the Company's net income and earnings per share would have been reduced to the following pro forma amounts:

	Three Months Ended March 31,
	2004	2005

Stock-based employee compensation expense, as reported	$—	$—

Net income, as reported	$1,839	$1,702
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(86)	(37)

Pro forma net income	$1,753	$1,665

Earnings per share:
Basic, as reported	$0.15	$0.13

Basic, pro forma	$0.14	$0.13

Diluted, as reported	$0.14	$0.13

Diluted, pro forma	$0.13	$0.13

Because the determination of the fair value of all options granted includes vesting periods over several years and additional option grants are expected to be made each year, the above pro forma disclosures are not representative of pro forma effects of reported net income for future periods.

11.  Product Warranties

The Company offers limited-duration warranties on MicroFridge® products and, at the time of sale, provides reserves for all estimated warranty costs based upon historical warranty costs. Actual costs have not exceeded the Company's estimates.

The activity for the three months ended March 31, 2005 is as follows:

Accrued Warranty

Balance, December 31, 2004	$268
Accruals for warranties issued	78
Settlements made (in cash or in kind)	(78)

Balance, March 31, 2005	$268

12.  Subsequent Events

On April 15, 2005, the Company entered into a Purchase and Sale Agreement to sell its corporate headquarters for $11,750. The agreement, which is subject to customary due diligence by the purchaser, is expected to close in the second quarter. Proceeds of the sale, estimated to be $7,500 net of taxes and closing costs, will be used to repay the $3,800 mortgage on the property and reduce senior debt.

On May 2, 2005, the Company entered into additional standard International Swaps and Derivatives Association ("ISDA") interest rate swap agreements to manage the additional interest rate risk associated with its 2005 Credit Facility. The Company has designated its interest rate swap agreements as cash flow hedges. The table below outlines the details of each swap agreement. These swap agreements are in addition to the 2003 and 2004 swap agreements, which remain in place.

Date of Origin	Original Notional Amount	Fixed/ Amortizing		Notional Amount May 2, 2005	Expiration Date	Fixed Rate

May 2, 2005	$72,000	Amortizing		$72,000	Dec 31, 2009	4.15%
May 2, 2005	$17,000	Fixed	(1)	$—	Dec 31, 2011	4.69%
May 2, 2005	$15,000	Fixed		$15,000	Dec 31, 2011	4.45%
May 2, 2005	$12,000	Fixed	(2)	$—	Sept 30, 2009	4.66%
May 2, 2005	$10,000	Fixed	(3)	$—	Dec 31, 2011	4.77%

(1)
Effective Date is March 31, 2007
(2)
Effective Date is June 30, 2008
(3)
Effective Date is June 30, 2008

In August 2005, the Company completed a private offering of $150.0 million principal amount of 7 5/8% Senior Notes due 2015 (the "Private Notes") and, pursuant to the terms of registration and exchange rights granted to the holders of the Private Notes, intends to exchange the Private Notes for substantially identical 7 5/8% Senior Notes due 2015 to be issued in a publicly registered offering (the "Exchange Notes"). The Private Notes are, and, if and when issued, the Exchange Notes will be, guaranteed on a senior unsecured basis by the Company's existing subsidiaries, other than Tucson Limited Partners ("TLP"), a non-wholly owned subsidiary in which the Company owns a controlling interest.

Condensed consolidated financial information for the Company and its subsidiaries is not provided as the Company has no independent assets or operations, the guarantees are full and unconditional and joint and several, and TLP is a minor subsidiary, as defined in Rule 3-10 of Regulation S-X.

QuickLinks

  Exhibit 99.3
MAC-GRAY CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except par value)
MAC-GRAY CORPORATION CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited) (In thousands, except per share data)
MAC-GRAY CORPORATION CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (Unaudited) (In thousands, except share data)
MAC-GRAY CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands, except share data)
Mac-Gray Corporation Notes to Condensed Consolidated Financial Statements (unaudited) (In thousands, except per share data)